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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-69744 and 333-30540) and Forms S-8 (Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265, 333-0567, 333-69445, 333-69441,
333-37276 and 333-37278) of Kulicke and Soffa Industries, Inc. of our report dated November 14, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 21, 2001